EXHIBIT 99.77Q1


Sub-Item 77Q:

Exhibits.

An amendment to the Investment Management Agreement dated January 23, 2008 for First Pacific Mutual Fund, Inc., has been filed with the Securities and Exchange Commission as Exhibit 23(d)(5) on Form N-1A, PEA #27 and is incorporated by reference herein.